                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


February 11, 1999


We consent to the incorporation by reference in this Form S-8 of our report dated February 9, 1999 on our audit of the consolidated financial statements of Bay Area Bancshares as of December 31, 1998 and 1997 and for the three year period then ended, appearing in the Annual Report on Form 10-K of Bay Area Bancshares for 1998.


/s/ Pricewaterhouse Coopers LLP
---------------------------------------
   Pricewaterhouse Coopers LLP
   San Francisco, California